Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

8 March 2019

RECOMMENDED SUPERIOR CASH OFFER

for

RPC GROUP PLC

by

BERRY GLOBAL INTERNATIONAL HOLDINGS LIMITED

an indirect wholly-owned subsidiary of Berry Global Group, Inc. (Berry)

to be effected by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006

Summary

•	The boards of directors of Berry Global International Holdings Limited (Berry Bidco) and RPC Group Plc (RPC) are pleased to announce that they have reached agreement on the terms of a recommended superior cash offer, to be made by Berry Bidco, pursuant to which Berry Bidco will acquire the entire issued and to be issued ordinary share capital of RPC (the Acquisition).

•	Berry Bidco is a newly incorporated company under the laws of England and Wales, formed by Berry, for the purpose of undertaking the Acquisition.

•	Under the terms of the Acquisition, each RPC Shareholder will be entitled to receive:

in respect of each RPC Share:     793 pence in cash (the Consideration)

•	The Consideration represents:

o	a premium of 16.0 per cent. to the Closing Price of 683.6 pence per RPC Share on 7 September 2018 (being the last Business Day prior to the commencement of the Offer Period);

o	an increase of 11 pence to the Apollo Offer of 782.0 pence; and

o	an aggregate value of £3,340 million for RPC’s issued and to be issued share capital.

•	If any dividend and/or other form of capital return or distribution is announced, declared, made or paid by RPC in respect of RPC Shares on or after the date of this Announcement and prior to the Effective Date, the Consideration payable in respect of each RPC Share under the Acquisition will be reduced by the gross amount of all or part of any such dividend and/or other form of capital return or distribution.

•	Pursuant to a firm offer announcement dated 23 January 2019, a final cash offer was made for the acquisition of the entire issued and to be issued ordinary share capital of RPC by Rome UK Bidco Limited, a company formed on behalf of funds managed by Apollo by way of Court-sanctioned scheme of arrangement (the Apollo Offer).

•	In light of the superior proposal put forward by Berry Bidco as compared to the Apollo Offer, the RPC Directors, who have been so advised by Rothschild & Co, Credit Suisse and Evercore as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the RPC Directors, Rothschild & Co, Credit Suisse and Evercore have taken into account the commercial assessments of the RPC Directors.

•	Accordingly:

o	the RPC Directors intend to recommend unanimously that RPC Shareholders vote in favour of the Scheme at the Court Meeting and the RPC Resolutions at the RPC General Meeting; and

o	RPC has today announced that it has withdrawn its recommendation of the Apollo Offer and that it proposes to adjourn the RPC shareholder meetings convened for 20 March 2019 to consider the Apollo Offer.

•	It is intended that the Acquisition will be effected by means of a Court-sanctioned scheme of arrangement of RPC pursuant to Part 26 of the Companies Act 2006, further details of which are contained in the full text of this Announcement and which will be set out in the Scheme Document. However, Berry Bidco reserves the right (in accordance with the terms of the Co-operation Agreement) to implement the Acquisition by way of a Takeover Offer (with the consent of the Panel).

•	The Acquisition will be subject to the Conditions and certain further terms set out in Appendix I to this Announcement.

•	The Scheme Document will include further details of the Scheme, together with notices of the Court Meeting and the RPC General Meeting and the expected timetable, and will specify the action to be taken by RPC Shareholders. The Scheme Document will be sent to RPC Shareholders as soon as reasonably practicable, and in any event (save with the consent of the Panel), within 28 days of this Announcement.

•	The Scheme is expected to become Effective early in the third quarter of 2019, subject to the satisfaction or (where applicable) waiver of the Conditions. Berry Bidco understands that its anti-trust requirements are the same as those required under the Apollo Offer and, based on extensive work so far, it anticipates that the timeline for completion of its transaction will be very close to Apollo’s timeline.

•	The Scheme will be governed by English law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange and the UKLA.

Commenting on the Announcement, Jamie Pike, Chairman of RPC, said:

“The Board of RPC is pleased to recommend Berry’s cash offer for the Group which is at an 11p per share premium to the Apollo proposal and provides shareholders with significant value in cash for their shares. The combination of RPC and Berry would create a leading global plastics products design and engineering company and represents a strong strategic fit. Both companies are highly complementary in terms of product portfolio, customer base, polymer conversion technologies and geographic footprint.”

2ï59

Commenting on the Announcement, Tom Salmon, Chief Executive and Chairman of Berry, said:

“We are extremely excited to welcome the deep and experienced RPC team, along with their differentiated global platform, to the Berry organization. This transformational combination will create a strong global leader in plastic packaging and recycled solutions that enhances our organic and inorganic growth opportunities moving forward. We believe this transaction enhances the long-term outlook for our business and provides a unique value creation opportunity for our shareholders. We plan to leverage our combined know-how in material science, product development and manufacturing technologies across resin-based applications to integrate quickly and build a best-in-class organization for all stakeholders.”

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including its appendices).

The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix II to this Announcement contains the sources of information and bases of calculations of certain information contained in this Announcement. Appendix III to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.

There will be an analysts’ briefing at 3 p.m. (London time) / 9 a.m. (Central Standard Time) today.

To join the conference call, dial one of the following numbers at any time from 3 p.m. (London time) / 9 a.m. (Central Standard Time) today:

•	From North America: (800) 305 1078

•	From the UK and the rest of the world: +1 703 639 1173; conference ID 9595897

A replay of the conference call will be available from 6 p.m. (London time) / 12 p.m. (Central Standard Time) on 8 March 2019 by dialling one of the following numbers:

•	From North America: (855) 859 2056

•	From the UK and the rest of the world: +1 404 537 3406; access code 9595897

Enquiries:

Berry Global Group, Inc.	Tel: +1 812 306 2964

Dustin M. Stilwell

Goldman Sachs International	Tel: +44 (0)207 774 1000 /
(Joint Lead Financial Adviser to Berry)	+1 212 902 1000

Mark Sorrell
Colin Convey
Owain Evans
Jimmy Bastock (Corporate Broking)

3ï59

Wells Fargo Securities	Tel: +44(0) 207 149 8100 /
(Joint Lead Financial Adviser to Berry)	+1 704 410 1147

Sam Small

Paul Wren

Chris Tucker

Brandon Coffey

J.P. Morgan Cazenove
(Financial Adviser to Berry)	Tel: +44(0) 207 742 4000

James Deal

RPC Group Plc	Tel: +44 (0)1933 410064

Nick Giles, Company Secretary
Andrew Collins, Investor Relations Manager

Rothschild & Co (Joint Lead Financial Adviser and Rule 3 Adviser to RPC)	Tel: +44 (0)20 7280 5000

Charles Montgomerie
David Weinberg

Mohammed Moolla

Credit Suisse (Joint Lead Financial Adviser to RPC)	Tel: +44 (0)20 7888 8888

Cathal Deasy
Joe Hannon
Karl Montfort

Evercore (Joint Lead Financial Adviser to RPC)	Tel: +44 (0)20 7653 6000

Anthony Laubi

Jefferies (Corporate Broker and Financial Adviser to RPC)	Tel: +44 (0)20 7029 8000

Jonathan Wilcox
David Watkins

Deutsche Bank (Corporate Broker and Financial Adviser to RPC)	Tel: +44 (0)20 7545 8000

Charles Wilkinson
Richard Sheppard

FTI Consulting (PR Adviser to RPC)	Tel: +44 (0)20 3727 1000

Richard Mountain
Nick Hasell

Freshfields Bruckhaus Deringer LLP and Bryan Cave Leighton Paisner LLP are retained as legal advisers to Berry. Slaughter and May is retained as legal adviser to RPC.

4ï59

Important Notices about Financial Advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the UK, is acting exclusively for Berry and no one else in connection with the Acquisition and will not be responsible to anyone other than Berry for providing the protections afforded to clients of Goldman Sachs International nor for providing advice in relation to the Acquisition or any other matters referred to in this Announcement.

Wells Fargo Securities, a subsidiary of Wells Fargo & Company, which is authorised by the Securities and Exchange Commission and regulated by the Financial Industry Regulatory Authority and the Securities and Exchange Commission in the USA, is acting exclusively for Berry and no one else in connection with the Acquisition and will not be responsible to anyone other than Berry for providing the protections afforded its client nor for providing advice in relation to the Acquisition or any other matters referred to in this Announcement.

J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove, is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom. J.P. Morgan Cazenove is acting exclusively as financial adviser to Berry and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than Berry for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, or for providing advice in relation to the contents of this Announcement or any other matter referred to herein.

Rothschild & Co, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for RPC and for no one else in connection with the subject matter of this Announcement and will not be responsible to anyone other than RPC for providing the protections afforded to its clients or for providing advice in connection with the subject matter of this Announcement.

Credit Suisse, which is authorised by the PRA and regulated by the PRA and the FCA in the United Kingdom, is acting as financial adviser exclusively for RPC and no one else in connection with the matters set out in this Announcement and will not be responsible to any person other than RPC for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the content of this Announcement or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this Announcement, any statement contained herein or otherwise.

Evercore, which is authorised and regulated in the United Kingdom by the FCA, is acting as financial adviser exclusively to RPC and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and shall not be responsible to anyone other than RPC for providing the protections afforded to clients of Evercore, or for providing advice in connection with the matters set out in this Announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this Announcement, any statement contained herein or otherwise.

5ï59

Jefferies, which is authorised and regulated in the United Kingdom by the FCA, is acting for RPC and no one else in connection with the matters set out in this Announcement. In connection with such matters, Jefferies will not regard any other person as their client, nor and will not be responsible to anyone other than RPC for providing the protections afforded to clients of Jefferies or for providing advice in relation to the contents of this Announcement or any other matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the PRA. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the PRA and FCA. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates will be responsible to any person other than RPC for providing any of the protections afforded to clients of Deutsche Bank nor for providing advice in relation to any matters referred to in this Announcement. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with this Announcement, any statement contained herein, or otherwise. Deutsche Bank is acting as financial adviser and corporate broker to RPC and no other person in connection with the contents of this Announcement.

Further Information

This Announcement is provided for information purposes only. It is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, exchange, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor will there be any sale, issuance, exchange or transfer of securities of RPC pursuant to the Acquisition or otherwise in any jurisdiction in contravention of applicable law.

The Acquisition will be subject to English law and to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange and the UKLA.

The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of the Scheme or other response in relation to the Acquisition by RPC Shareholders should be made only on the basis of the information contained in the Scheme Document. RPC Shareholders are advised to read the Scheme Document (including the related Forms of Proxy) carefully once these become available because they will contain important information in relation to the Acquisition.

Berry Bidco reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the acquisition of the RPC Shares by way of a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in structure by which the Acquisition is to be implemented and compliance with all applicable laws, including US securities laws.

6ï59

Restricted Jurisdictions

The release, publication or distribution of this Announcement in, into or from jurisdictions other than the United Kingdom may be restricted by law and therefore any persons into whose possession this Announcement comes who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their RPC Shares with respect to the Scheme at the Court Meeting, to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf may be affected by the laws of the relevant jurisdiction in which they are located. Any failure to comply with such requirements or restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and other persons involved in the Acquisition disclaim any responsibility or liability for any violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with English law, the Takeover Code, the Market Abuse Regulation and the Disclosure and Transparency Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of jurisdictions outside England.

Unless otherwise determined by Berry or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction. No person may vote in favour of the Acquisition by any use, means, instrumentality or form, and the Acquisition will not be capable of acceptance, from or within a Restricted Jurisdiction, if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from Restricted Jurisdictions, where to do so would violate the laws in that jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation) the Takeover Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Further details in relation to RPC Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom will be contained in the Scheme Document.

Additional information for US investors

The Acquisition relates to the shares of a UK company and is being made by means of a scheme of arrangement provided for under the Companies Act. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules and the US Securities Act. If, in the future, Berry Bidco exercises the right to implement the Acquisition by way of a Takeover Offer and determines to extend the offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act. Financial information included in this Announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US GAAP.

7ï59

The receipt of cash consideration by a US holder for the transfer of its RPC Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws. Each RPC Shareholder is urged to consult his independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him, including under applicable United States state and local, as well as foreign and other, tax laws.

It may be difficult for US holders of RPC Shares to enforce their rights and any claim arising out of the US federal securities laws, since RPC is located primarily in a non-US jurisdiction, and some or all of its officers and directors may be residents of a non-US jurisdiction. US holders of RPC Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to the jurisdiction and judgment of a US court.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Berry Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, RPC Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

In accordance with the Takeover Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Goldman Sachs International and J.P. Morgan Securities plc will continue to act as exempt principal traders in RPC securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Takeover Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Non-GAAP Financial Measures

This Announcement includes certain non-GAAP financial measures such as adjusted EBITDA to supplement, not substitute for, comparable measures. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in RPC’s financial statements and Berry’s earnings release, presentations, and SEC filings. Adjusted EBITDA is a non-GAAP financial measure used by management to measure performance of RPC’s and Berry’s operations (as applicable), and also among the criteria upon which performance-based compensation may be based. Adjusted EBITDA also is used by Berry’s lenders for debt covenant compliance purposes. Further information about RPC’s non-GAAP measures is available in RPC’s financial statements and further information about Berry’s non-GAAP measures is available on Berry’s website at http://ir.berryglobal.com/.

8ï59

Cautionary Note Regarding Forward Looking Statements

This Announcement contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of RPC and certain plans and objectives of Berry with respect thereto. These statements are based on the current expectations of the management of Berry (or where expressly stated, the RPC Board) and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Scheme on Berry and RPC and the anticipated synergies to be realised from the Scheme, the expected timing and scope of the Scheme, and other statements other than historical facts.

Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. Although Berry or RPC (as applicable) believe that the expectations reflected in such forward-looking statements are reasonable, Berry or RPC (as applicable) can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the ability of Berry and RPC to integrate the businesses successfully and to achieve anticipated synergies or benefits; local and global political and economic conditions; significant price discounting by competitors; changes in consumer habits and preferences; foreign exchange rate fluctuations and interest rate fluctuations (including those from any potential credit rating decline); legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competitive product and pricing pressures; success of business and operating initiatives; and changes in the level of capital investment. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Berry, Berry Bidco, any member of the Berry Group and RPC do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

9ï59

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Electronic Communications

Please be aware that addresses, electronic addresses and certain other information provided by RPC Shareholders, persons with information rights and other relevant persons in connection with the receipt of communications from RPC may be provided to Berry during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Publication on Website and Availability of Hard Copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on RPC’s website at http://www.rpc-group.com/corporate/investors and Berry’s website at http://ir.berryglobal.com/possible-offer-rpc-group-plc-1 by no later than 12 noon (London time) on the Business Day following this Announcement. For the avoidance of doubt, neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

RPC Shareholders may request a hard copy of this Announcement by: (i) contacting RPC Group Secretariat during business hours on +44 (0) 1933 410064 (lines are open from 9am to 5pm (London time), Monday to Friday (excluding public holidays in England and Wales), or (ii) by submitting a request by post to RPC Group Secretariat at Sapphire House, Crown Way, Rushden, Northamptonshire, NN10 6FB. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made. RPC Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

10ï59

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

11ï59

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

8 MARCH 2019

RECOMMENDED SUPERIOR CASH OFFER

for

RPC GROUP PLC

by

BERRY GLOBAL INTERNATIONAL HOLDINGS LIMITED

an indirect wholly-owned subsidiary of Berry Global Group, Inc.

to be effected by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006

1.	Introduction

The boards of directors of Berry and RPC are pleased to announce that they have reached agreement on the terms of a recommended superior cash offer, to be made by Berry Bidco, pursuant to which Berry Bidco will acquire the entire issued and to be issued ordinary share capital of RPC. It is intended that the Acquisition will be effected by means of the Scheme.

2.	The Acquisition

Under the terms of the Acquisition, which will be subject to the Conditions and further terms set out below and in Appendix I and the full terms and conditions to be set out in the Scheme Document, each RPC Shareholder will be entitled to receive:

in respect of each RPC Share:     793 pence in cash (the Consideration)

The Consideration represents:

o	a premium of 16.0 per cent. to the Closing Price of 683.6 pence per RPC Share on 7 September 2018 (being the last Business Day prior to the commencement of the Offer Period);

o	an increase of 11 pence to the Apollo Offer of 782.0 pence; and

o	an aggregate value of £3,340 million for RPC’s issued and to be issued share capital.

12ï59

If any dividend and/or other form of capital return or distribution is announced, declared, made or paid by RPC in respect of RPC Shares on or after the date of this Announcement and prior to the Effective Date, the Consideration payable in respect of each RPC Share under the Acquisition will be reduced by the gross amount of all or part of any such dividend and/or other form of capital return or distribution.

3.	Background to and reasons for the Acquisition

Berry Bidco (an indirect wholly-owned subsidiary of Berry) believes that the Acquisition of RPC will create a strong global leader in plastic packaging with enhanced growth opportunities.

The Combined Group will benefit from the following key characteristics:

•	one of the world’s largest, value-added providers of plastic packaging and recycled solutions;

•	balanced franchise across geographies, markets and substrates serving large, multi-national customers and smaller, local customers;

•	global scale offering several significant advantages including enhanced supply chain positioning, market depth and breadth, and the ability to better serve our customer base;

•	ability to leverage combined know-how in material science, product development and manufacturing technologies across resin-based applications;

•	ability to continue to help raise awareness of the benefits of a circular economy and the recovery, recycling and reuse of all plastics; and

•	truly global M&A platform providing further growth and consolidation opportunities.

Using Berry’s reported financials from the last 12 months as of 31 December 2018, and RPC’s reported financials from the last 12 months as of 30 September 2018, the Combined Group would have approximate sales of US$13 billion and adjusted EBITDA of US$2.4 billion (including US$150 million of annual synergies). The Acquisition is expected to provide significant value creation to Berry shareholders and is expected to be accretive to earnings and free cash flow metrics.

Berry has a track record of delivering strong and consistent free cash flow post acquisition as demonstrated by the acquisition of AVINTIV Inc., in 2015. Following the completion of the Acquisition Berry expects the Combined Group to de-lever quickly to a target of below 4.0x adjusted EBITDA.

4.	Financing of the Acquisition

The Consideration payable to RPC Shareholders pursuant to the terms of the Acquisition will be funded through third party debt incurred by the direct subsidiary of Berry and on-lent to Berry Bidco through intercompany loan arrangements. Such third party debt is to be provided under three interim credit agreements arranged by Goldman Sachs Bank USA and Wells Fargo Securities (or affiliates thereof).

13ï59

Goldman Sachs International and Wells Fargo Securities, as joint lead financial advisers to Berry, are satisfied that sufficient cash resources are available to Berry Bidco to enable it to satisfy in full the Consideration payable to RPC Shareholders under the terms of the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

5.	Recommendation

Pursuant to a firm offer announcement dated 23 January 2019, a final cash offer was made for the acquisition of the entire issued and to be issued ordinary share capital of RPC by Rome UK Bidco Limited, a company formed on behalf of funds managed by Apollo, by way of Court-sanctioned scheme of arrangement.

In light of the superior proposal put forward by Berry Bidco as compared to the Apollo Offer, the RPC Directors, who have been so advised by Rothschild & Co, Credit Suisse and Evercore as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the RPC Directors, Rothschild & Co, Credit Suisse and Evercore have taken into account the commercial assessments of the RPC Directors. Rothschild & Co. is providing independent advice to the RPC Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly:

•	the RPC Directors intend to recommend unanimously that RPC Shareholders vote in favour of the Scheme at the Court Meeting and the RPC Resolutions at the RPC General Meeting; and

•	RPC has today announced that it has withdrawn its recommendation of the Apollo Offer and that it proposes to adjourn the RPC shareholder meetings convened for 20 March 2019 to consider the Apollo Offer.

6.	Background to and reasons for the recommendation

RPC has a strong competitive position and an excellent reputation in the market. Whilst the RPC Board is confident in the long-term prospects of the business, it is also mindful of the risks to the business posed by the current political and macro-economic environment, amongst other factors, and as previously noted, differing investor views on the appropriate level of leverage have been a constraint on RPC’s opportunities and growth. In the view of the RPC Board, RPC’s share price had for some time prior to the commencement of the Offer Period undervalued both the fundamental performance and the prospects of the business.

In view of the considerations above, the RPC Board and its financial advisers considered the possibility of shareholder value being maximised through an offer for RPC and, as announced on 10 September 2018, RPC entered into discussions with a number of parties, including Apollo and Bain Capital.

These discussions were part of a competitive process conducted by the RPC Board. On 23 January 2019, the Apollo Offer was announced at a final offer price of 782.0 pence. RPC was subsequently approached by Berry and engaged with Berry regarding a potential cash offer by Berry for RPC, and this Announcement represents the culmination of that engagement. Berry’s cash offer delivers superior value to RPC’s shareholders than the Apollo Offer.

14ï59

Having been so advised by its financial advisers, the RPC Board believes that the terms of the Acquisition, being the best and highest offer forthcoming to the RPC Board, are fair and reasonable.

Although the RPC Board is confident about RPC’s future prospects, the RPC Board considers that, in the absence of the Acquisition, it would be unlikely that RPC Shares would trade at the valuation levels implied by the Acquisition in the short to medium term. In addition, the Acquisition provides an opportunity for all RPC Shareholders to obtain liquidity for their investment.

In considering whether to recommend the Acquisition, the RPC Board took into account, inter alia, the following:

•	the factors summarised above, including the current political and macro-economic environment, differing investor views on the appropriate level of leverage limiting prospects for growth, and the performance of RPC's share price relative to RPC’s underlying financial performance and prospects;

•	the views expressed by some of RPC’s larger shareholders to the RPC Board / RPC’s financial advisers;

•	the price offered to RPC Shareholders, which at 793 pence per RPC Share represents:

o	a premium of 16.0 per cent. to the Closing Price of 683.6 pence per RPC Share on 7 September 2018 (being the last Business Day prior to the commencement of the Offer Period);

o	an increase of 11 pence to the Apollo Offer of 782.0 pence; and

o	an aggregate value of £3,340 million for RPC’s issued and to be issued share capital;

•	the RPC Board having conducted a competitive process involving multiple interested parties and two firm offers, with the Acquisition representing the best and highest offer forthcoming to the RPC Board;

•	although the RPC Board is confident about RPC’s future prospects, the RPC Board considered that it would be unlikely that RPC Shares would trade at the valuation levels implied by the Acquisition in the short to medium term; and

•	the fact that the Acquisition provides an opportunity for all RPC Shareholders to obtain liquidity for their investment.

Following careful consideration, the RPC Board concluded that the terms of the Acquisition represent a superior offer for RPC Shareholders as compared with the Apollo Offer. Accordingly, the RPC Board has withdrawn its recommendation for the Apollo Offer and unanimously recommends the Acquisition to RPC Shareholders, as set out in paragraph 5 above.

15ï59

7.	Information on Berry and Berry Bidco

Berry is a Fortune 500 global manufacturer and marketer of plastic packaging products. It has 140 facilities and approximately 24,000 employees across the world. For the financial year ended 29 September 2018, Berry’s revenue was US$7.9 billion. Berry is listed on the New York Stock Exchange and has a market capitalization of approximately US$6.7 billion as at 7 March 2019.

Berry Bidco is a newly incorporated company under the laws of England and Wales, formed by Berry, for the purpose of undertaking the Acquisition. Berry Bidco is an indirect wholly-owned subsidiary of Berry.

8.	Information on RPC

RPC is a leading international design and engineering company of plastic products for both packaging and selected non-packaging markets. RPC operates in 33 countries and employs approximately 25,000 people. RPC serves a wide range of customers, including many blue-chip organisations across food and non-food packaging, personal and healthcare and other segments, and has a strong track record of technical expertise and product innovation across multiple polymer conversion processes.

RPC’s strategy is to grow and develop leading positions in its chosen product-markets and geographies in the plastics industry, by establishing strong long-term relationships with its customers and by developing high quality, innovative products that meet customers’ needs.

RPC is headquartered in England and operates throughout the UK, across mainland Europe, Africa, Asia and in the US. RPC’s ordinary shares are admitted to the premium segment of the Official List and to trading on the main market of the London Stock Exchange.

RPC’s end markets include:

Food: RPC produces packaging ranges across many consumer food markets, often involving complex, lightweight or functional value-added designs for markets including dairy and sauce, or incorporating barrier technology for increased shelf-life.

Beverage: RPC manufactures a range of innovative caps and closures for sports drinks and other beverages; coffee capsules and other single serve systems.

Non-Food: RPC has broad capability across the non-food space - and in particular standard product ranges, including strong market positions in industrial containers as well as those for surface coverings.

Healthcare: Inhalers, dose counters and other medical devices are produced by RPC, as well as containers and closures for over the counter and prescription medicines.

Personal Care: Focusing primarily on the beauty and cosmetics markets, RPC’s operations in the personal care market covers multi-part packaging, including dispensing systems, as well as standard product ranges.

Technical Components: RPC’s expertise in technical components covers the production of complex engineered precision moulded components; products for serving the temporary waste solutions market; products manufactures using rotational moulding technology for materials handling and speciality vehicles markets.

16ï59

RPC operates on a divisional model, with 34 strategic business units spread across seven divisions. Each division combines sites with similar technologies whose expertise centres on specific product and market segments. Regardless of divisional segmentation, close working partnerships exist throughout the RPC Group to facilitate a healthy and constant exchange of knowledge and ideas, and ensure that the RPC Group is always developing the best and most appropriate product for each customer, utilising and combining the necessary skills from anywhere within the RPC Group.

For the financial year ended 31 March 2018, RPC’s revenue was £3,747.7 million (2017: £2,747.2 million). For the six months ended 30 September 2018 (reported on 28 November 2018), RPC’s revenue was £1,892 million (2017: £1,770 million). RPC’s average net debt for the twelve months ended 31 December 2018 was £1,374 million.

9.	Intentions of Berry Bidco

Business of the RPC Group

Berry believes that RPC represents an attractive acquisition opportunity, as it believes that the breadth and scale of RPC’s operations in plastic packaging is highly complementary to Berry’s existing businesses and will allow the Combined Group to maintain and further improve its position in product development, innovation and purchasing, as well as to continue to take advantage of the highly fragmented global market for plastic packaging and in Europe in particular.

Berry is confident in the overall prospects of RPC’s business and the sectors in which it supplies packaging and other plastic solutions, and it is excited to support RPC to continue to enhance the quality of its product offering and to grow the value of the business in the longer term.

Berry also believes that the Combined Group will be able to maximise its future growth and profitability potential by capitalizing on the expanded complementary product portfolio and geographic footprint; shared operational, safety, marketing, sustainability, management, and other best practices; and global scale opportunities.

Prior to this Announcement, consistent with market practice, Berry has been granted access to RPC’s senior management for the purposes of high level due diligence. However, because of the RPC Group’s decentralised management structure, applicable regulatory controls, and the constraints of a public offer process, RPC did not permit Berry sufficient access at either a divisional, business unit or manufacturing site level to enable Berry to formulate detailed plans regarding the impact of the Acquisition on the RPC Group or the Berry Group and their respective businesses or employees.

The objective of Berry’s strategy for the RPC Group is to enhance long-term value for all stakeholders by creating a more profitable and capital efficient business. The strategy involves focusing on long-term profitable organic growth and capital allocation across the Combined Group, while also building the Combined Group using a conservative and disciplined approach to identify accretive acquisitions.

17ï59

In relation to acquisitions, Berry will both review the pipeline of potential acquisition opportunities which have been identified by RPC management and identify other potential acquisition opportunities based on its current pipeline and knowledge of the plastic packaging industry. Berry expects that its assessment of potential acquisition opportunities, which will be part of the evaluation described below, will involve identifying businesses whose size, geographic footprint and/or product range are strategic to the Combined Group’s existing operations platform and consistent with Berry’s objective to enhance long-term value for all stakeholders. Berry expects that such acquisition opportunities would largely be focused on the European, North American and Asian markets.

RPC has also, as part of management’s strategy, made a number of one-off disposals of particular business lines and manufacturing sites. Berry is supportive of management’s current strategy that focuses on products and/or markets where it has scale and competitive advantage and the Combined Group will continue to evaluate, on a case-by-case basis, potential disposal opportunities in relation to non-material, non-core manufacturing sites or business units. Such disposals could involve changes to RPC’s or Berry’s business activities, places of business and fixed asset base. If any divestments are made, the number of employees employed within the Combined Group would likely also be reduced.

Berry’s preliminary evaluation work to identify potential synergies of the Acquisition considers that there will be some overlap between the two businesses, particularly in functional support areas, as well as procurement savings opportunities and efficiencies from sharing of best practices. At this early stage, and relying principally on Berry’s understanding of the market and experience in conducting and integrating previous acquisitions, Berry anticipates the Acquisition to generate annual run-rate cost synergies of around US$150 million (£115 million). Berry believes it will need to incur approximately US$150 million (£115 million) in cumulative one-time pre-tax costs to achieve these savings.

Berry has not received sufficiently detailed information to formulate specific plans regarding the impact of the Acquisition on RPC, its various business units or its employees, and intends to review this further as it progresses through integration of the RPC Group into the broader Berry Group. Subject to such further review, the principal sources of synergies across the Combined Group are anticipated to be as follows:

•	approximately 50 per cent. of the identified synergies are anticipated to be generated from reduced costs due to optimising sourcing via standardisation and greater purchasing volume for various direct and indirect materials across the Combined Group;

•	approximately 30 per cent. of the identified synergies are anticipated to be generated from lower general and administrative expenses, including through lower external professional services costs for the RPC Group and a limited reduction in headcount of less than 0.5 per cent. across the Combined Group (particularly in functional support areas such as those currently supporting RPC’s status as a public listed company and a limited number of roles at RPC’s facilities); and

18ï59

•	approximately 20 per cent. of the identified synergies are anticipated to be generated from sharing best practices across the Combined Group to lower production costs and optimising the expanded production capabilities of the Combined Group.

These synergies are expected to accrue as a direct result of the Acquisition and could not be achieved independently of the Acquisition.

Following this Announcement, Berry intends to undertake a full evaluation of the RPC Group. While the parameters of the review have not yet been finalised, Berry expects that it will involve an evaluation of the short-term and long-term objectives for each of the RPC Group’s seven divisions and the business units within each of them. This evaluation, which is expected to last up to 12 months after the Effective Date, will focus on:

•	reviewing the strategy of each of the RPC Group’s seven divisions and the business units within each division, including their product ranges, markets and customers, which could include strategic acquisitions or targeted disposals in line with management’s strategy applied over the past few years;

•	identifying product ranges and end markets where optimisation of R&D and/or capital investment, simplification of product ranges and/or increased co-ordination between different manufacturing sites or business units within the Combined Group can help drive long-term profitable growth;

•	considering enhancements to, and cross-utilisation of, RPC’s strategy to further invest in the development of environmentally friendly packaging solutions in response to growing environmental concerns; and

•	identifying best practices across the RPC Group or the Berry Group that can be applied to the Combined Group to improve efficiencies and maximize profitability.

Berry understands the importance of innovation to RPC’s business, and intends to continue to invest in and develop the RPC Group’s design centres, with a view to ensuring in particular that the Combined Group continues to be at the forefront of the development of more sophisticated packaging solutions to optimise re-use and recyclability.

Management and employees

Berry has not yet begun to carry out the evaluation referred to above and has not reached any conclusions as to its likely outcome or made any decisions in relation to any specific actions that may be taken as a result of this evaluation. Berry therefore cannot be certain what impact there will be on the employment of, and the balance of skills and functions of, the management and employees of the Combined Group.

As part of its evaluation in the 12 months after the Effective Date, Berry will be carrying out a review of the Combined Group’s executive management and an assessment of potential alterations to the structure and/or composition of executive management and this may lead to changes in the composition and/or functions of central, divisional or local management (including, potentially, the removal of overlaps and fewer hires to replace employees who leave the businesses as a result of natural attrition). Berry does not have specific proposals for any changes in the composition and/or functions of central, divisional or local executive management, other than the limited reduction in headcount particularly in functional support areas such as those currently supporting RPC’s status as a public listed company as described above.

19ï59

Berry intends to safeguard the existing employment rights of the management and employees of the Combined Group in accordance with applicable law and does not envisage any material change in the conditions of employment of the management and employees of the Combined Group, other than the possible implementation of incentivisation arrangements for certain members of management of the RPC Group referred to in paragraph 13.

The existing non-executive directors of RPC will resign from office as directors of RPC with effect from the Effective Date.

Headcount

The Berry Board recognises that in order to achieve the expected benefits of the Acquisition, operational and administrative restructuring will be required following completion of the Acquisition. The steps for such a restructuring are not yet known, but it is anticipated that headcount reductions would total less than 0.5% across the Combined Group (including in particular from functional support areas such as those currently supporting RPC’s status as a public listed company and a limited number of roles at RPC’s facilities). Berry will aim to retain the best talent across the Combined Group.

The finalisation and implementation of any restructuring, integration and workforce reductions will be subject to detailed and comprehensive planning as part of the evaluation to be undertaken in the 12 months after the Effective Date, and would be subject to appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies in accordance with the legal obligations of the Combined Group. Berry would commence this engagement process long enough before any final decision is taken to implement any job reductions so as to ensure that relevant legal obligations are complied with. Where opportunities arise as part of an open recruitment exercise, Berry would look to encourage affected employees to apply for alternative positions within the Combined Group and prioritise, to the extent possible, their applications.

In addition, Berry has agreed with RPC in the Co-operation Agreement certain arrangements in respect of (a) bonus determinations for management and employees of the RPC Group, (b) the treatment of outstanding options and awards over RPC Shares under the RPC Share Plans, and (c) the provision to RPC Group employees whose employment is terminated (other than for gross misconduct) within 12 months after the Effective Date of termination benefits no less favourable than those to which they would have been entitled, or which were provided for under an RPC policy applicable to such employee, immediately prior to the Announcement.

20ï59

Business locations and fixed assets

The Combined Group’s headquarters will be located at Berry’s head office in Evansville, Indiana, USA, while RPC’s head office is intended to continue to be based in Northamptonshire, England (with those members of RPC’s senior management who are not based in Northamptonshire, England continuing to be based in their current locations). Berry does not envisage any material change to the Combined Group’s other locations of business, or any need to redeploy any of the RPC Group’s fixed assets, as a result of the Acquisition.

Pensions

The RPC Group sponsors three UK defined benefit pension schemes, being the RPC Scheme, the M&H Plan and the BPP Scheme.

The governing documentation in respect of each of the RPC Scheme and the BPP Scheme provides that these schemes are closed to the admission of new members and future accrual by existing members.

The governing documentation in respect of the M&H Plan provides that (except for members who are entitled to lump sum death in service benefits only) the scheme is closed to new entrants but remains open to accrual of further benefits by existing members. Berry has no plans to terminate accrual under the M&H Plan for existing members.

Subject to any specific agreements reached with the trustees of each DB Scheme, Berry plans to maintain contributions payable to the DB Schemes under existing schedules of contributions entered into pursuant to Part 3 of the Pensions Act 2004.

Berry has held constructive discussions with the trustees of each of the DB Schemes in relation to the impact of the Acquisition on each DB Scheme. Berry has entered into a memorandum of understanding with the trustee of the RPC Scheme and continues to have constructive discussions regarding memoranda of understanding with the trustees of each of the BPP Scheme and the M&H Plan.

Under the memorandum of understanding in relation to the RPC Scheme dated 7 March 2019 (the RPC Scheme MoU), the trustee of the RPC Scheme has confirmed, based on the information that has been provided to it by Berry, that the Acquisition will not weaken the employer covenant supporting the RPC Scheme and will not be materially detrimental to the likelihood of benefits under the RPC Scheme being received. On that basis, Berry has agreed with the trustee of the RPC Scheme that a “business as usual” approach is appropriate for finalising the triennial actuarial valuation for the RPC Scheme as at 31 March 2018, which would result in an increase in annual deficit repair contributions from the current £3.9 million per annum to £6.3 million per annum (increasing by 3 per cent. per annum) until 30 September 2024.

The RPC Group also operates defined contribution pension scheme arrangements. Berry does not intend to make any changes to the terms of these arrangements or the policy on admission of new members to these arrangements.

Trading facilities

RPC is currently listed on the Official List and, as set out in paragraph 15, a request will be made to the London Stock Exchange to cancel trading in RPC Shares and de-list RPC from the Official List, to take effect on or shortly after the Effective Date.

21ï59

10.	Acquisition-related Arrangements

Confidentiality Agreement

Berry and RPC have entered into a confidentiality agreement dated 1 February 2019 (the Confidentiality Agreement) pursuant to which Berry has undertaken, among other things, to keep confidential information relating to RPC and not to disclose it to third parties (other than to permitted disclosees) unless, among other circumstances, required by law or regulation or at the request of applicable regulatory, governmental or supervisory organisations.

The Confidentiality Agreement also contains undertakings from Berry for a period ending on 22 August 2019, subject to certain exceptions, it will not solicit certain senior and other employees of the RPC Group.

Clean Team Guidelines

Berry and RPC have agreed clean team guidelines dated 28 February 2019 (the Clean Team Guidelines) for the protection and disclosure of limited commercially and/or competitively sensitive RPC information to certain named Berry individuals (the Clean Team Members) for the purposes of carrying out commercial due diligence in order to evaluate the Acquisition (the Clean Team Only Information). The Clean Team Members have each agreed to keep confidential Clean Team Only Information relating to RPC and not to disclose it to any persons who are not Clean Team Members, unless the Clean Team Only Information has been redacted or otherwise masked through aggregation and/or anonymizing the information in such a manner which would render the information no longer commercially sensitive, or otherwise competitively sensitive.

Co-operation Agreement

Berry Bidco, Berry and RPC have entered into a co-operation agreement dated 8 March 2019 (the Co-operation Agreement) pursuant to which:

•	Berry Bidco has agreed to use all reasonable endeavours to secure the regulatory clearances and authorisations necessary to satisfy the regulatory conditions relating to the Acquisition; and

•	Berry Bidco, Berry and RPC have each agreed to certain undertakings to co-operate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to such regulatory clearances and authorisations.

The Co-operation Agreement records the parties’ intention to implement the Acquisition by way of Scheme, subject to the ability of Berry Bidco to implement the Acquisition by way of a Takeover Offer with the consent of the Panel. The Co-operation Agreement will terminate in certain circumstances, including if the Scheme does not become Effective by the Long Stop Date.

RPC Scheme MoU

As described in paragraph 9 above, Berry has entered into a memorandum of understanding with the trustee of the RPC Scheme relating to the funding of the RPC Scheme following completion of the Acquisition.

22ï59

11.	Conditions to the Acquisition

The Acquisition is subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document including, among other things:

(a)	the receipt of antitrust clearances in the European Union and in other relevant jurisdictions;

(b)	the RPC Meetings being held no later than the 22nd day after the expected date of such meetings to be set out in the Scheme Document in due course (or such later date as may be agreed by Berry Bidco and RPC and the Court may allow);

(c)	the approval of the Scheme by the requisite majorities of RPC Shareholders at the RPC Meetings;

(d)	the Scheme being sanctioned by the Court on or before the 22nd day after the expected date of the Court Sanction Hearing to be set out in the Scheme Document in due course (or such later date as may be agreed by Berry Bidco and RPC and the Court may allow); and

(e)	the Scheme becoming Effective by the Long Stop Date.

12.	The Scheme

It is intended that the Acquisition will be effected by means of a Court-sanctioned scheme of arrangement between RPC and the Scheme Shareholders pursuant to Part 26 of the Companies Act 2006.

The purpose of the Scheme is to provide for Berry Bidco to become the holder of the entire issued and to be issued ordinary share capital of RPC. This is to be achieved by the transfer of the Scheme Shares to Berry Bidco, in consideration for which the Scheme Shareholders will receive the Consideration.

To become Effective, the Scheme must be approved at the Court Meeting by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) who are on the register of members of RPC at the Scheme Voting Record Time present and voting, whether in person or by proxy, representing three quarters or more of the votes attached to the Scheme Shares cast by those Scheme Shareholders (or the relevant class or classes thereof, if applicable). The Scheme also requires the passing at the RPC General Meeting of the RPC Resolutions. The RPC General Meeting is expected to be held immediately after the Court Meeting. Following the RPC Meetings, the Scheme must be sanctioned by the Court. Finally, a copy of the Court Order must be delivered to the Registrar of Companies for registration, upon which the Scheme will become Effective.

The Scheme is also subject to the Conditions and further terms set out in Appendix I to this Announcement and to the full terms and conditions that will be set out in the Scheme Document.

The Scheme Document will include full details of the Scheme, together with the notices convening the Court Meeting and the RPC General Meeting. The Scheme Document will also contain the expected timetable for the Acquisition, and will specify the necessary actions to be taken by RPC Shareholders. Subject to restrictions in respect of Restricted Jurisdictions, the Scheme Document will be sent to RPC Shareholders and, for information only, to persons with information rights and holders of options and/or awards granted under the RPC Share Plans, as soon as reasonably practicable, and in any event (save with the consent of the Panel), within 28 days of this Announcement.

23ï59

The Scheme is expected to become Effective early in the third quarter of 2019, subject to the satisfaction or (where applicable) waiver of the Conditions. If the Scheme does not become Effective on or before the Long Stop Date, it will lapse and the Acquisition would not proceed (unless RPC and Berry Bidco otherwise agree and the Panel otherwise consents).

Upon the Scheme becoming Effective, (i) it will be binding on all RPC Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the RPC General Meeting (and if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of RPC Shares will cease to be valid and entitlements to RPC Shares held in CREST will be cancelled. The Consideration payable under the Scheme will be despatched to Scheme Shareholders by Berry Bidco no later than 14 days after the Effective Date.

Upon the Scheme becoming Effective, the non-executive directors of RPC will resign as directors of RPC.

The Scheme will be governed by English law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the UKLA.

13.	Incentivisation arrangements

Berry Bidco believes that the ongoing participation of senior management of the RPC Group is very important to the future success of the RPC Group. Accordingly, Berry Bidco intends to put in place certain incentivisation arrangements for selected members of senior management of the RPC Group with effect from and/or following completion of the Acquisition. However, no discussions in relation to such arrangements have yet taken place.

14.	RPC Share Plans

Participants in any of the RPC Share Plans will be contacted regarding the effect of the Acquisition on their rights under the RPC Share Plans and appropriate proposals will be made to such participants in due course. Details of the proposals will be set out in the Scheme Document and in separate letters to be sent to participants in the RPC Share Plans.

The Acquisition will apply to any RPC Shares which are unconditionally allotted, issued or transferred to satisfy the vesting of awards or the exercise of options under the RPC Share Plans prior to the Scheme Record Time.

The Co-operation Agreement contains certain agreed arrangements with respect to the treatment of outstanding awards and options over RPC Shares under the RPC Share Plans.

24ï59

15.	De-listing of RPC Shares and Re-Registration

It is intended that, prior to the Scheme becoming Effective, RPC will make an application for the cancellation of the listing of RPC Shares on the Official List and for the cancellation of trading of the RPC Shares on the London Stock Exchange’s main market for listed securities, in each case to take effect on or shortly after the Effective Date. The Scheme Document will set out details of the expected last day of dealings in RPC Shares on the main market of the London Stock Exchange and the latest time for registration of transfers prior to the Effective Date.

Berry Bidco also proposes that, after the RPC Shares are delisted, RPC will be re-registered as a private company limited by shares.

16.	RPC Dividends

If any dividend and/or other form of capital return or distribution is announced, declared, made or paid by RPC in respect of RPC Shares on or after the date of this Announcement and prior to the Effective Date, the Consideration payable in respect of each RPC Share under the Acquisition will be reduced by the gross amount of all or part of any such dividend and/or other form of capital return or distribution.

17.	Disclosure of Interests in RPC

Berry made an Opening Position Disclosure setting out the details required to be disclosed by it under Rule 8.1(a) of the Takeover Code on 14 February 2019.

Neither Berry Bidco, nor any of the Berry Bidco directors, nor, so far as Berry Bidco is aware, any person acting in concert (within the meaning of the Takeover Code) with it has: (i) any interest in or right to subscribe for any relevant securities (within the meaning of the Takeover Code) of RPC; nor (ii) any short positions in respect of any relevant securities of RPC (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; nor (iii) borrowed or lent any relevant securities of RPC (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code), nor is any such person party to any dealing arrangement of the kind referred to in Note 11 of the definition of “acting in concert” in the Takeover Code in relation to relevant securities of RPC.

‘Interests in securities’ for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an ‘interest’ by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.

18.	General

Berry Bidco reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the acquisition of the RPC Shares by way of a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in structure by which the Acquisition is to be implemented (including, subject to the terms of the Co-operation Agreement, an acceptance condition set at 90 per cent. of the RPC Shares to which such Takeover Offer relates or such lesser percentage as Berry Bidco may decide in accordance with paragraph 8 of Part B of Appendix I, subject to the Panel’s consent) and compliance with all applicable laws, including US securities laws.

25ï59

The Acquisition will be made on the terms and subject to the Conditions and further terms set out in Appendix I to this Announcement. The sources of information and bases of calculations contained in this Announcement are set out in Appendix II to this Announcement. Certain terms used in this Announcement are defined in Appendix III to this Announcement.

Each of Goldman Sachs International, Wells Fargo Securities, J.P. Morgan Securities plc, Rothschild & Co, Credit Suisse, Evercore, Jefferies and Deutsche Bank has given and not withdrawn its consent to the publication of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.

19.	Documents available on website

Copies of the following documents will, by no later than 12 noon on the Business Day following this Announcement, be made available on RPC’s website at http://www.rpc-group.com/corporate/investors and on Berry’s website at http://ir.berryglobal.com/possible-offer-rpc-group-plc-1 until the Effective Date:

o	this Announcement;

o	the Co-operation Agreement described in paragraph 10 above;

o	the Clean Team Guidelines described in paragraph 10 above;

o	the Confidentiality Agreement described in paragraph 10 above;

o	the RPC Scheme MoU described in paragraph 10 above; and

o	the documents relating to financing of the Acquisition referred to in paragraph 4 above.

Neither the contents of RPC’s or Berry’s websites, nor the contents of any other website accessible from hyperlinks on such website, are incorporated into or form part of this Announcement.

There will be an analysts’ briefing at 3 p.m. (London time) / 9 a.m. (Central Standard Time) today.

To join the conference call, dial one of the following numbers at any time from 3 p.m. (London time) / 9 a.m. (Central Standard Time) today:

•	From North America: (800) 305 1078

•	From the UK and the rest of the world: +1 703 639 1173; conference ID 9595897

A replay of the conference call will be available from 6 p.m. (London time) / 12 p.m. (Central Standard Time) on 8 March 2019 by dialling one of the following numbers:

26ï59

•	From North America: (855) 859 2056

•	From the UK and the rest of the world: +1 404 537 3406; access code 9595897

Enquiries:

Berry Global Group, Inc.	Tel: +1 812 306 2964

Dustin M. Stilwell

Goldman Sachs International	Tel: +44 (0)207 774 1000 /
(Joint Lead Financial Adviser to Berry)	+1 212 902 1000

Mark Sorrell

Colin Convey

Owain Evans

Jimmy Bastock (Corporate Broking)

Wells Fargo Securities	Tel: +44(0) 207 149 8100 /
(Joint Lead Financial Adviser to Berry)	+1 704 410 1147

Sam Small

Paul Wren

Chris Tucker

Brandon Coffey

J.P. Morgan Cazenove
(Financial Adviser to Berry)	Tel: +44(0) 207 742 4000

James Deal

RPC Group Plc	Tel: +44 (0)1933 410064

Nick Giles, Company Secretary
Andrew Collins, Investor Relations Manager

Rothschild & Co (Joint Lead Financial Adviser and Rule 3 Adviser to RPC)	Tel: +44 (0)20 7280 5000

Charles Montgomerie
David Weinberg

Mohammed Moolla

Credit Suisse (Joint Lead Financial Adviser to RPC)	Tel: +44 (0)20 7888 8888

Cathal Deasy
Joe Hannon
Karl Montfort

Evercore (Joint Lead Financial Adviser to RPC)	Tel: +44 (0)20 7653 6000

Anthony Laubi

Jefferies (Corporate Broker and Financial Adviser to RPC)	Tel: +44 (0)20 7029 8000

Jonathan Wilcox
David Watkins

27ï59

Deutsche Bank (Corporate Broker and Financial Adviser to RPC)	Tel: +44 (0)20 7545 8000

Charles Wilkinson
Richard Sheppard

FTI Consulting (PR Adviser to RPC)	Tel: +44 (0)20 3727 1000

Richard Mountain
Nick Hasell

Freshfields Bruckhaus Deringer LLP and Bryan Cave Leighton Paisner LLP are retained as legal advisers to Berry. Slaughter and May is retained as legal adviser to RPC.

Important Notices about Financial Advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the UK, is acting exclusively for Berry and no one else in connection with the Acquisition and will not be responsible to anyone other than Berry for providing the protections afforded to clients of Goldman Sachs International nor for providing advice in relation to the Acquisition or any other matters referred to in this Announcement.

Wells Fargo Securities, a subsidiary of Wells Fargo & Company, which is authorised by the Securities and Exchange Commission and regulated by the Financial Industry Regulatory Authority and the Securities and Exchange Commission in the USA, is acting exclusively for Berry and no one else in connection with the Acquisition and will not be responsible to anyone other than Berry for providing the protections afforded its client nor for providing advice in relation to the Acquisition or any other matters referred to in this Announcement.

J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove, is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom. J.P. Morgan Cazenove is acting exclusively as financial adviser to Berry and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than Berry for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, or for providing advice in relation to the contents of this Announcement or any other matter referred to herein.

Rothschild & Co, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for RPC and for no one else in connection with the subject matter of this Announcement and will not be responsible to anyone other than RPC for providing the protections afforded to its clients or for providing advice in connection with the subject matter of this Announcement.

Credit Suisse, which is authorised by the PRA and regulated by the PRA and the FCA in the United Kingdom, is acting as financial adviser exclusively for RPC and no one else in connection with the matters set out in this Announcement and will not be responsible to any person other than RPC for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the content of this Announcement or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this Announcement, any statement contained herein or otherwise.

28ï59

Evercore, which is authorised and regulated in the United Kingdom by the FCA, is acting as financial adviser exclusively to RPC and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and shall not be responsible to anyone other than RPC for providing the protections afforded to clients of Evercore, or for providing advice in connection with the matters set out in this Announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this Announcement, any statement contained herein or otherwise.

Jefferies, which is authorised and regulated in the United Kingdom by the FCA, is acting for RPC and no one else in connection with the matters set out in this Announcement. In connection with such matters, Jefferies will not regard any other person as their client, nor and will not be responsible to anyone other than RPC for providing the protections afforded to clients of Jefferies or for providing advice in relation to the contents of this Announcement or any other matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the PRA. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the PRA and FCA. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates will be responsible to any person other than RPC for providing any of the protections afforded to clients of Deutsche Bank nor for providing advice in relation to any matters referred to in this Announcement. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with this Announcement, any statement contained herein, or otherwise. Deutsche Bank is acting as financial adviser and corporate broker to RPC and no other person in connection with the contents of this Announcement.

Further Information

This Announcement is provided for information purposes only. It is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, exchange, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor will there be any sale, issuance, exchange or transfer of securities of RPC pursuant to the Acquisition or otherwise in any jurisdiction in contravention of applicable law.

The Acquisition will be subject to English law and to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange and the UKLA.

29ï59

The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of the Scheme or other response in relation to the Acquisition by RPC Shareholders should be made only on the basis of the information contained in the Scheme Document. RPC Shareholders are advised to read the Scheme Document (including the related Forms of Proxy) carefully once these become available because they will contain important information in relation to the Acquisition.

Berry Bidco reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the acquisition of the RPC Shares by way of a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in structure by which the Acquisition is to be implemented and compliance with all applicable laws, including US securities laws.

Restricted Jurisdictions

The release, publication or distribution of this Announcement in, into or from jurisdictions other than the United Kingdom may be restricted by law and therefore any persons into whose possession this Announcement comes who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their RPC Shares with respect to the Scheme at the Court Meeting, to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf may be affected by the laws of the relevant jurisdiction in which they are located. Any failure to comply with such requirements or restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and other persons involved in the Acquisition disclaim any responsibility or liability for any violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with English law, the Takeover Code, the Market Abuse Regulation and the Disclosure and Transparency Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws and regulations of jurisdictions outside England.

Unless otherwise determined by Berry Bidco or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction. No person may vote in favour of the Acquisition by any use, means, instrumentality or form, and the Acquisition will not be capable of acceptance, from or within a Restricted Jurisdiction, if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from Restricted Jurisdictions, where to do so would violate the laws in that jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation) the Takeover Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

30ï59

Further details in relation to RPC Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom will be contained in the Scheme Document.

Additional information for US investors

The Acquisition relates to the shares of a UK company and is being made by means of a scheme of arrangement provided for under the Companies Act. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules and the US Securities Act. If, in the future, Berry Bidco exercises the right to implement the Acquisition by way of a Takeover Offer and determines to extend the offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act. Financial information included in this Announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with US GAAP.

The receipt of cash consideration by a US holder for the transfer of its RPC Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws. Each RPC Shareholder is urged to consult his independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to him, including under applicable United States state and local, as well as foreign and other, tax laws.

It may be difficult for US holders of RPC Shares to enforce their rights and any claim arising out of the US federal securities laws, since RPC is located primarily in a non-US jurisdiction, and some or all of its officers and directors may be residents of a non-US jurisdiction. US holders of RPC Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to the jurisdiction and judgment of a US court.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Berry Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, RPC Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

In accordance with the Takeover Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Goldman Sachs International and J.P. Morgan Securities plc will continue to act as exempt principal traders in RPC securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Takeover Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

31ï59

Non-GAAP Financial Measures

This Announcement includes certain non-GAAP financial measures such as adjusted EBITDA to supplement, not substitute for, comparable measures. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in RPC’s financial statements and Berry’s earnings release, presentations, and SEC filings. Adjusted EBITDA is a non-GAAP financial measure used by management to measure performance of RPC’s and Berry’s operations (as applicable), and also among the criteria upon which performance-based compensation may be based. Adjusted EBITDA also is used by Berry’s lenders for debt covenant compliance purposes. Further information about RPC’s non-GAAP measures is available in RPC’s financial statements and further information about Berry’s non-GAAP measures is available on Berry’s website at http://ir.berryglobal.com/.

Cautionary Note Regarding Forward Looking Statements

This Announcement contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of RPC and certain plans and objectives of Berry Bidco with respect thereto. These statements are based on the current expectations of the management of Berry Bidco (or where expressly stated, the RPC Board) and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Scheme on Berry and RPC and the anticipated synergies to be realised from the Scheme, the expected timing and scope of the Scheme, and other statements other than historical facts.

Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. Although Berry Bidco or RPC (as applicable) believe that the expectations reflected in such forward-looking statements are reasonable, Berry Bidco or RPC (as applicable) can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the ability of Berry and RPC to integrate the businesses successfully and to achieve anticipated synergies or benefits; local and global political and economic conditions; significant price discounting by competitors; changes in consumer habits and preferences; foreign exchange rate fluctuations and interest rate fluctuations (including those from any potential credit rating decline); legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competitive product and pricing pressures; success of business and operating initiatives; and changes in the level of capital investment. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Berry, Berry Bidco, any member of the Berry Group and RPC do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

32ï59

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Electronic Communications

Please be aware that addresses, electronic addresses and certain other information provided by RPC Shareholders, persons with information rights and other relevant persons in connection with the receipt of communications from RPC may be provided to Berry Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

33ï59

Publication on Website and Availability of Hard Copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on RPC’s website at http://www.rpc-group.com/corporate/investors and Berry’s website at http://ir.berryglobal.com/possible-offer-rpc-group-plc-1 by no later than 12 noon (London time) on the Business Day following this Announcement. For the avoidance of doubt, neither the content of any website referred to in this Announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this Announcement.

RPC Shareholders may request a hard copy of this Announcement by: (i) contacting RPC Group Secretariat during business hours on +44 (0) 1933 410064 (lines are open from 9am to 5pm (London time), Monday to Friday (excluding public holidays in England and Wales), or (ii) by submitting a request by post to RPC Group Secretariat at Sapphire House, Crown Way, Rushden, Northamptonshire, NN10 6FB. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made. RPC Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom, or, if not, from another appropriately authorised independent financial adviser.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

34ï59

Appendix I

Conditions and further terms of the Acquisition

Part A Conditions of the Scheme and the Acquisition

Long Stop Date

1.	The Acquisition is conditional upon the Scheme becoming unconditional and Effective, subject to the Takeover Code, by not later than 11.59 pm on the Long Stop Date.

Scheme approval

2.	The Scheme will be subject to the following conditions:

2.1	its approval by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) on the register of members of RPC at the Scheme Voting Record Time, present and voting, whether in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court (or at any adjournment of any such meetings), representing three quarters or more of the votes attached to the Scheme Shares cast by those Scheme Shareholders (or the relevant class or classes thereof, if applicable), such Court Meeting and any such separate class meeting to be held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document (or such later date, if any, as may, with the consent of the Panel, be agreed by Berry Bidco and RPC and the Court may allow);

2.2	the RPC Resolutions being duly passed by the requisite majority or majorities of RPC Shareholders at the RPC General Meeting, or at any adjournment thereof, such RPC General Meeting to be held on or before the 22nd day after the expected date of the RPC General Meeting to be set out in the Scheme Document or such later date, if any, as may, with the consent of the Panel, be agreed by Berry Bidco and RPC and the Court may allow); and

2.3	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to RPC and Berry Bidco) on or before the 22nd day after the expected date of the Court Sanction Hearing as set out in the Scheme Document (or such later date, if any, as may, with the consent of the Panel, be agreed by Berry Bidco and RPC and the Court may allow) and the delivery of a copy of the Court Order to the Registrar of Companies for registration.

35ï59

General Conditions

3.	In addition, subject as stated in Part B below and to the requirements of the Panel, the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

Antitrust clearances

European Union merger control

(a)	insofar as any aspect of the Acquisition falls within the scope of Council Regulation (EC) 139/2004 (the Regulation):

(i)	the European Commission taking a decision that it shall not initiate proceedings under Article 6(1)(c) of the Regulation in relation to the Acquisition or any matter arising from or relating to the Acquisition;

(ii)	if the European Commission makes a referral under Article 9(1) of the Regulation to the competent authorities of a National Competition Authority (NCA) of any Member State other than the UK; that NCA taking a decision of equivalent effect to that set out in sub-paragraph (a) above; and

(iii)	if the European Commission makes a referral under Article 9(1) of the Regulation to the competent UK authority (being the Competition and Markets Authority), it being established that the Competition and Markets Authority does not intend to make a CMA Phase 2 Reference of the Acquisition or of any matter arising from or relating to the Acquisition;

US merger control

(b)	all notifications and filings under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, having been made in connection with the Acquisition or any aspect of the Acquisition and all applicable waiting periods or related timing agreements (including any extensions thereof) having expired or been terminated;

China merger control

(c)	in so far as the Acquisition requires approval by the State Administration for Market Regulation (SAMR) pursuant to the Anti-Monopoly Law of the People’s Republic of China (AML), SAMR having either (i) declined jurisdiction over the Acquisition; (ii) granted clearance, whether unconditionally or subject to conditions; or (iii) any applicable waiting periods in respect of the review of the Acquisition by SAMR under the AML having expired;

36ï59

Mexico merger control

(d)	the Mexican Competition Authority having cleared the Acquisition, whether unconditionally pursuant to Article 90 of the Mexican Federal Economic Competition Law or subject to conditions pursuant to Articles 90 and 91 of the Mexican Federal Economic Competition Law, or the Mexican Competition Authority not having issued a decision within the required deadlines, with the consequence that the Acquisition is deemed authorised under Article 90 of the Mexican Federal Economic Competition Law;

Russia merger control

(e)	the Federal Antimonopoly Service of Russia having granted clearance, whether unconditionally or subject to conditions, in connection with the Acquisition in accordance with Federal Law No. 135-FZ, as amended (the Russian Law on Protection of Competition);

South Africa merger control

(f)	(i) the Competition Commission of South Africa having granted approval of the Acquisition, whether unconditionally pursuant to Section 14(1)(b)(i) of the South African Competition Act, as amended, or subject to conditions pursuant to Section 14(1)(b)(ii) of the South African Competition Act; or (ii) the Competition Commission of South Africa not having issued a decision within the required deadlines, with the consequence that the Acquisition is deemed authorised under Section 14(2) of the South African Competition Act;

Turkey merger control

(g)	the Turkish Competition Board’s approval of the Acquisition pursuant to (i) Articles 7, 10 and 12 of Law No. 4054 on the Protection of Competition (as amended) following the preliminary review process (without exercising the Turkish Competition Authority its powers stipulated between Articles 40 and 59 of Law No. 4054 on the Protection of Competition) and (ii) Article 5 et seq. of the Turkish Competition Board’s Communiqué No. 2010/4 on Mergers and Acquisitions subject to the Approval of the Competition Board, (as amended) within the scope of the preliminary review process; (iii) or the applicable waiting period pursuant to Article 10/2 of the Law No. 4054 on Protection of Competition having expired;

Notifications, waiting periods and Authorisations

(h)	other than in relation to the matters referred to in Conditions 3(a) to (g), (i) all material notifications, filings or applications which are necessary having been made in connection with the Acquisition, the Scheme or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, RPC or any other member of the Wider RPC Group by any member of the Wider Berry Group, and all necessary waiting periods and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Acquisition, the Scheme or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, RPC or any other member of the Wider RPC Group by any member of the Wider Berry Group; and (ii) all Authorisations which are necessary in any jurisdiction for or in respect of the Acquisition, the Scheme or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, RPC or any other member of the Wider RPC Group by any member of the Wider Berry Group having been obtained from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider RPC Group or the Wider Berry Group has entered into contractual arrangements and all such Authorisations necessary or appropriate to carry on the business of any member of the Wider RPC Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes otherwise effective and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

37ï59

General antitrust and regulatory

(i)	other than in relation to the matters referred to in Conditions 3(a) to (g), no antitrust regulator or other Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to:

(i)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Berry Group or by any member of the Wider RPC Group of all or any material part of its businesses, assets or property or impose any material limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(ii)	require any member of the Wider Berry Group or the Wider RPC Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider RPC Group or any asset owned by any third party (other than in connection with the implementation of the Acquisition);

(iii)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Berry Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in RPC or on the ability of any member of the Wider RPC Group or any member of the Wider Berry Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider RPC Group;

38ï59

(iv)	otherwise materially adversely affect any or all of the business, assets, profits, value, financial or trading position or prospects of any member of the Wider RPC Group or any member of the Wider Berry Group;

(v)	result in any member of the Wider RPC Group or any member of the Wider Berry Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vi)	make the Scheme, the Acquisition, the acquisition or proposed acquisition of any shares or other securities in, or control or management of, RPC or any member of the Wider RPC Group by any member of the Wider Berry Group, or the implementation of any of the foregoing, void, voidable, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly, materially prevent or prohibit, restrict, restrain or delay or otherwise materially interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment of the Acquisition, the Scheme or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, RPC or any member of the Wider RPC Group by any member of the Wider Berry Group;

(vii)	require, prevent or materially delay a divestiture by any member of the Wider Berry Group of any shares or other securities (or the equivalent) in any member of the Wider RPC Group or any member of the Wider Berry Group; or

(viii)	impose any material limitation on the ability of any member of the Wider Berry Group or any member of the Wider RPC Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Berry Group and/or the Wider RPC Group, and all applicable waiting and other time periods (including any extensions thereof) during which any such antitrust regulator or other Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition, the Scheme or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, RPC or any other member of the Wider RPC Group by any member of the Wider Berry Group, or otherwise intervene having expired, lapsed or been terminated;

39ï59

Certain matters arising as a result of any arrangement, agreement, etc.

(j)	except as Fairly Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider RPC Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Acquisition, the Scheme or the acquisition or the proposed acquisition by any member of the Wider Berry Group of any shares or other securities (or the equivalent) in RPC or because of a change in the control or management of any member of the Wider RPC Group or otherwise, would or might reasonably be expected to result in, to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition:

(i)	any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider RPC Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation or enforcement of any mortgage, charge, encumbrance or other security interest over the whole or any part of the business, property or assets of any member of the Wider RPC Group or any such mortgage, charge, encumbrance or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or the rights, liabilities, obligations or interests of any member of the Wider RPC Group being adversely modified or adversely affected or any onerous obligation or liability arising or any adverse action being taken or arising thereunder;

(iv)	the rights, liabilities, obligations, interests or business of any member of the Wider RPC Group or any member of the Wider Berry Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider RPC Group or any member of the Wider Berry Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(v)	any member of the Wider RPC Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vi)	the business, assets, value of, or the financial or trading position, profits, or prospects of, any member of the Wider RPC Group being prejudiced or adversely affected;

40ï59

(vii)	any assets or interests of, or any asset the use of which is enjoyed by, any member of the Wider RPC Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any member of the Wider RPC Group;

(viii)	any liability of any member of the Wider RPC Group to make any severance, termination, bonus or other payment to any of its directors; or

(ix)	the creation or acceleration of any liability (actual or contingent) by any member of the Wider RPC Group (including any tax liability or any obligation to obtain or acquire any Authorisation, notice, waiver, concession, agreement or exemption from any Third Party or any other person), excluding trade creditors or other liabilities incurred in the ordinary course of business, and no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider RPC Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would result in any of the events or circumstances as are referred to in Conditions 3(j)(i) to (ix);

Certain events occurring since 31 March 2018

(k)	except as Fairly Disclosed, no member of the Wider RPC Group having since 31 March 2018:

(i)	issued or agreed to issue or authorised or proposed the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of shares out of treasury (except, where relevant, as between RPC and wholly owned subsidiaries of RPC or between the wholly owned subsidiaries of RPC and except for the issue or transfer of RPC Shares on the exercise of options or vesting of awards in the ordinary course under the RPC Share Plans);

(ii)	recommended, declared, paid or made or resolved to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than (i) dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly owned subsidiary of RPC to RPC or any of its wholly owned subsidiaries; and (ii) the final dividend of 20.2 pence per RPC Share in respect of the year ended 31 March 2018 which was paid on 31 August 2018 and the interim dividend of 8.1 pence per share per RPC Share which was paid on 25 January 2019;

41ï59

(iii)	other than pursuant to the Acquisition (and except for transactions between RPC and its wholly owned subsidiaries or between the wholly owned subsidiaries of RPC), implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, assignment, composition, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(iv)	except for transactions between RPC and its wholly owned subsidiaries or between the wholly owned subsidiaries of RPC, disposed of, or transferred, mortgaged encumbered or created any security interest over any asset or any right, title or interest in any asset or authorised, proposed or announced any intention to do so to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(v)	except for transactions between RPC and its wholly owned subsidiaries or between the wholly owned subsidiaries of RPC, issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness in each case which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(vi)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term, unusual or onerous nature or magnitude or which is or which involves an obligation of a nature or magnitude which is or is reasonably likely to be restrictive on the business of any member of the Wider RPC Group and which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(vii)	entered into or materially varied the terms of, or made any offer (which remains open for acceptance) to enter into or materially vary the terms of any contract, service agreement, commitment or arrangement with any director or, except for salary increases or bonuses in the ordinary course (and in accordance with RPC’s remuneration policy) for any senior executive of RPC, other than as agreed by the Panel and Berry Bidco;

(viii)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider RPC Group other than in accordance with the terms of the Co-operation Agreement or Acquisition or, if required by the Takeover Code, as agreed by the Panel and/or Berry Bidco;

42ï59

(ix)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

(x)	except in the ordinary course of business, waived, compromised or settled any claim by or against any member of the Wider RPC Group which is material in the context of the Wider RPC Group or in the context of the Acquisition;

(xi)	terminated or varied the terms of any agreement or arrangement between any member of the Wider RPC Group and any other person in a manner which would or might reasonably be expected to be materially adverse to the Wider RPC Group taken as a whole or to be material in the context of the Acquisition;

(xii)	excluding the trustee of any pension scheme(s) established by any member of the Wider RPC Group, made, proposed, or agreed or consented to or procured any change to:

(A)	the terms of the governing documents of any pension scheme(s) established by any member of the Wider RPC Group for its directors, former directors, employees, former employees or their dependants;

(B)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined;

(D)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to; or

(E)	the manner in which the assets of any pension scheme(s) are invested,

in each case, to the extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition and other than as required in accordance with applicable law;

(xiii)	carried out any act (other than any act arising from or in connection with the Acquisition):

(A)	which would or could reasonably be expected to lead to the commencement of the winding up of any pension scheme(s) established by any member of the Wider RPC Group for its directors, former directors, employees, former employees or their dependants;

43ï59

(B)	which would or might create a material debt owed by an employer to any such pension scheme;

(C)	which would or might accelerate any obligation on any employer to fund or pay additional contributions to any such pension scheme; or

(D)	which would, having regard to the published guidance of the Pensions Regulator, give rise to a liability on a member of the Wider RPC Group to make payment to any such pension scheme arising out of the operation of sections 38 and 38A of the Pensions Act 2004, in each case, to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(xiv)	(excluding a trustee of any such pension scheme) (a) entered into or proposed to enter into one or more bulk annuity contracts in relation to any such pension scheme pursuant to which a member of the Wider RPC Group is required to pay further contributions; or (b) agreed to the entering into of a bulk annuity contract by a trustee of any such pension scheme;

(xv)	been unable, or admitted in writing that it is unable, to pay its debts when they fall due or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business, in each case, to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(xvi)	(other than in respect of a member of the Wider RPC Group which is dormant and was solvent at the relevant time) taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xvii)	(except for transactions between RPC and its wholly owned subsidiaries or between the wholly owned subsidiaries of RPC), made, authorised, proposed or announced an intention to propose any change in its loan capital, in any case which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

44ï59

(xviii)	(except for transactions between RPC and its wholly owned subsidiaries or between the wholly owned subsidiaries of RPC) entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities, in each case, to an extent which is material in the context of the Wider RPC Group taken as whole or in the context of the Acquisition;

(xix)	made any alteration to its memorandum or articles of association or other incorporation documents; or

(xx)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 3(k);

No actions since the Announcement subject to Rule 21.1 of the Takeover Code

(l)	other than with the consent of Berry Bidco, no member of the Wider RPC Group having, since the Announcement, taken or agreed or proposed to take any action which requires, or would require, the consent of the Panel or the approval of RPC Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code;

No adverse change, litigation, regulatory enquiry or similar

(m)	except as Fairly Disclosed, since 31 March 2018, there having been:

(i)	no adverse change and no circumstance having arisen which would or might reasonably be expected to result in any adverse change in, the business, assets, financial or trading position or profits or prospects of any member of the Wider RPC Group to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider RPC Group or to which any member of the Wider RPC Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider RPC Group to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

(iii)	no enquiry or investigation by (or complaint or reference to) any Third Party or other investigative body having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider RPC Group, which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition;

45ï59

(iv)	no contingent or other liability having arisen or become apparent or increased which is or might be likely to adversely affect the business, assets, value of, or the financial or trading position, profits or prospects of, any member of the Wider RPC Group to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition; and

(v)	no steps having been taken and no omissions having been made which are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider RPC Group which is reasonably necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which would or might reasonably be expected to be material in the context of the Wider RPC Group taken as a whole or to be material in the context of the Acquisition.

No discovery of certain matters regarding information, liabilities and environmental issues

(n)	except as Fairly Disclosed, Berry Bidco not having discovered, in each case, to an extent which is material in the context of the Wider RPC Group taken as a whole or in the context of the Acquisition:

(i)	that any financial, business or other information concerning the Wider RPC Group publicly announced prior to the date of this Announcement by or on behalf of any member of the Wider RPC Group is misleading, contains a misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading;

(ii)	that any member of the Wider RPC Group is subject to any liability, contingent or otherwise which is not Fairly Disclosed in the annual report and accounts of RPC for the financial year ended 31 March 2018;

(iii)	that any past or present member of the Wider RPC Group has failed to comply in any material respect with any applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider RPC Group; or

46ï59

(iv)	that there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider RPC Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto.

Anti-corruption, sanctions and criminal property

(o)	except as Fairly Disclosed, Berry Bidco not having discovered that:

(i)	any past or present member, director, officer, employee or agent of the Wider RPC Group or any person that performs or has performed services (or otherwise acts or has acted) for or on behalf of any such company is or has engaged in any activity, practice or conduct which constitutes an offence under the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption legislation;

(ii)	any asset of any member of the Wider RPC Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

(iii)	any past or present member, director, officer, employee of the Wider RPC Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any activity or business with, or made any investments in, or made any payments or assets available to or received any funds or assets from (A) any government, entity or individual targeted by any of the economic sanctions administered by the United Nations or the European Union (or any of their respective member states), or the United States; or (B) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HMRC; or

(iv)	a member of the RPC Group has engaged in any transaction which would cause any member of Berry Group to be in breach of any applicable law or regulation upon its Acquisition of RPC, including the economic sanctions of the United States Office of Foreign Assets Control or HMRC, or any government, entity or individual targeted by any of the economic sanctions of United Nations, the United States, the European Union or any of its member states.

47ï59

Part B Certain further terms of the Acquisition

1.	Subject to the requirements of the Panel, Berry Bidco reserves the right to waive:

(a)	any of the Conditions set out in the above Condition 2 with respect to the timing of the Court Meeting, the RPC General Meeting and the Court Sanction Hearing. If any such deadline is not met, Berry Bidco will make an announcement by 8.00 am (London time) on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with RPC to extend the deadline in relation to the relevant Condition. In all other respects, Condition 2 cannot be waived; and

(b)	in whole or in part, all or any of the above Conditions 3(a) to (o) (inclusive).

Conditions 3(a) to (o) (inclusive) must be fulfilled or waived by, no later than 11.59pm (London time) on the date immediately preceding the Court Sanction Hearing.

2.	If Berry Bidco is required by the Panel to make an offer for RPC Shares under the provisions of Rule 9 of the Takeover Code, Berry Bidco may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule.

3.	Berry Bidco shall be under no obligation to waive (if capable of waiver) or treat as fulfilled any of the Conditions by a date earlier than the latest date specified in paragraph 1 of this Part B for the fulfilment of those Conditions, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any such Condition may not be capable of fulfilment.

4.	The Acquisition will lapse if:

(a)	in so far as the Acquisition or any matter arising from or relating to the Scheme or Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation, the European Commission either initiates proceedings under Article 6(1)(c) of the Regulation or makes a referral to a competent authority in the United Kingdom under Article 9(1) of the Regulation and there is then a CMA Phase 2 Reference; or

(b)	the Acquisition or any matter arising from or relating to the Scheme or Acquisition becomes subject to a CMA Phase 2 Reference,

in each case, before the date of the Court Meeting.

5.	The RPC Shares to be acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by reduction of share capital or share premium account or otherwise) made, on or after the Effective Date (other than any dividend in respect of which a corresponding reduction in the consideration payable in respect of each RPC Share has been made as described in paragraph 6 below).

48ï59

6.	Without prejudice to any right Berry Bidco may have, with the consent of the Panel, to invoke Condition 3(k)(ii), if any dividend and/or other form of capital return or distribution is authorised, declared, made or paid or becomes payable in respect of RPC Shares on or after the date of this Announcement and prior to the Effective Date, the consideration payable in respect of each RPC Share shall be reduced by an amount equivalent to the gross amount of all or part of any such dividend and/or other form of capital return or distribution, in which case any reference in this Announcement to the consideration payable in respect of each RPC Share under the Acquisition will be deemed to be a reference to the consideration as so reduced, and RPC Shareholders will be entitled to receive and retain the amount by reference to which the consideration has been reduced. To the extent that any such dividend and/or capital return and/or distribution is declared, made, paid or payable and it is (i) transferred pursuant to the Acquisition on a basis which entitles Berry Bidco to receive and retain it; or (ii) cancelled in full prior to payment, the consideration to be delivered by Berry Bidco under the terms of the Acquisition will not be subject to reduction in accordance with this paragraph 6. Any reduction in the consideration payable in respect of each RPC Share referred to in this paragraph 6 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Acquisition.

7.	Under Rule 13.5(a) of the Takeover Code, Berry Bidco may not invoke a Condition so as to cause the Acquisition not to proceed, to lapse or any offer to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Berry Bidco in the context of the Acquisition. Conditions 2 and 3(a) (and any Takeover Offer acceptance condition adopted on the basis specified in paragraphs 2 or 8 of this Part B) are not subject to this provision of the Takeover Code.

8.	Berry reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the Acquisition of the RPC Shares by way of a Takeover Offer as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments, including, if the Panel so agrees and subject to the terms of the Co-operation Agreement, an acceptance condition set at 90 per cent. of the RPC Shares to which such Takeover Offer relates or such other percentage as Berry Bidco may decide, subject to the Panel’s consent and the terms of the Co-operation Agreement, provided that the acceptance condition will not be satisfied unless any member of the Wider Berry Group shall have acquired or agreed to acquire (whether pursuant to the Takeover Offer or otherwise), directly or indirectly, RPC Shares carrying in aggregate more than 50 per cent. of the voting rights normally exercisable at a general meeting of RPC (including for this purpose, except to the extent otherwise agreed by the Panel, any such voting rights attaching to the RPC Shares that are unconditionally allotted or issued before the Takeover Offer becomes or is declared unconditional as to acceptances whether pursuant to exercise of any outstanding subscription rights or conversion rights or otherwise).

9.	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

10.	The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction where to do so would violate the laws of that jurisdiction.

49ï59

11.	The Scheme will be governed by English law and will be subject to the jurisdiction of the Court and to the Conditions and further terms set out in this Appendix I and to be set out in the Scheme Document. The Acquisition will be subject to the applicable requirements of English law, the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange and the UKLA.

12.	Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.

50ï59

Appendix II

Sources of information and bases of calculation

1.	The Latest Practicable Date for the purposes of this Announcement means 7 March 2019.

2.	As at the Latest Practicable Date, there were 406,536,407 RPC Shares in issue. The International Securities Identification Number for the RPC Shares is GB0007197378.

3.	Any references to the issued and to be issued ordinary share capital of RPC are based on a total of 421,173,676, comprised of:

(a)	the 406,536,407 RPC Shares in issue referred to in paragraph 2 above; and

(b)	14,704,087[1] RPC Shares which may be issued on or after the date of this Announcement to satisfy the exercise of options or vesting of awards outstanding under the RPC Share Plans as at the Latest Practicable Date; and

(c)	900,000 RPC Shares which may be issued on or after the date of this Announcement to satisfy the exercise of options or vesting of awards which the Company has confirmed that it intends to grant under the RPC Group 2018 Performance Share Plan in July 2019; less

(d)	966,818 RPC Shares as at the Latest Practicable Date held by the RPC Employee Benefit Trust which can be used to satisfy the exercise of options or vesting of awards under the RPC Share Plans.

4.	The value placed by the Acquisition on the entire issued and to be issued ordinary share capital of RPC is calculated:

(a)	by reference to the Closing Price of an RPC Share on the Latest Practicable Date; and

(b)	on the basis of the issued and to be issued share capital of RPC (as set out in paragraph 3 above).

5.	RPC’s net average debt of £1,374 million for the twelve months ended 31 December 2018 is disclosed in RPC’s scheme document relating to the Apollo Offer published on 19 February 2019.

6.	Unless otherwise stated all prices and closing prices for a RPC Share are derived from the daily official list of the London Stock Exchange.

7.	Approximate sales for the Combined Group of US$12,860 million is calculated by adding:

(a)	Berry’s last twelve month sales to 31 December 2018; and

(b)	RPC’s last twelve month sales to 30 September 2018 (calculated as last twelve month sales to 31 March 2018, plus last six month sales to 30 September 2018, less last six month sales to 30 September 2017), converted from £:US$ using the Bloomberg spot exchange rate as at 7 March 2019 (1:1.31).

[1]	In addition, phantom awards which are cash settled have been granted over 43,338 RPC Shares under the RPC Group Executive Share Option Schemes.

51ï59

8.	Approximate adjusted EBITDA for the Combined Group of US$2,357 million is calculated by adding:

(a)	Berry’s last twelve month adjusted EBITDA to 31 December 2018; and

(b)	RPC’s last twelve month adjusted EBITDA to 30 September 2018 (calculated as last twelve month adjusted EBITDA to 31 March 2018, plus last six month adjusted EBITDA to 30 September 2018, less last six month adjusted EBITDA to 30 September 2017), converted from £:US$ using the Bloomberg spot exchange rate as at 7 March 2019 (1:1.31), and taking account of synergies of US$150 million.

9.	Unless otherwise stated, the financial information relating to RPC is extracted from the audited consolidated financial statements of RPC for the financial year to 31 March 2018.

10.	The synergy estimates are unaudited and are based on analysis by Berry’s management and on Berry’s internal records.

11.	Certain figures in this announcement have been subject to rounding adjustments.

12.	Unless otherwise stated, the £:US$ exchange rate used is the Bloomberg spot rate as at 7 March 2019 (1:1.31).

52ï59

Appendix III

Definitions

The following definitions apply throughout this Announcement unless the context requires otherwise:

Acquisition means the proposed acquisition by Berry Bidco of the entire issued and to be issued ordinary share capital of RPC, to be effected by means of the Scheme or, should Berry Bidco so elect and subject to the consent of the Panel, by means of a Takeover Offer and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

Announcement means this announcement made pursuant to Rule 2.7 of the Takeover Code;

Apollo Offer means the final cash offer made for the acquisition of the entire issued and to be issued ordinary share capital of RPC by Rome UK Bidco Limited, a company formed on behalf of funds managed by Apollo, by way of Court-sanctioned scheme of arrangement;

Authorisations means regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals;

Berry Group means Berry and its subsidiaries and subsidiary undertakings from time to time and, where the context permits, each of them;

BPP Scheme means the British Polythene Pension Scheme;

Business Day means a day (other than a Saturday, Sunday or public holiday in London (UK) or New York (United States)) on which banks are open for business in London (UK) and New York (United States);

Clean Team Guidelines means the clean team guidelines described in paragraph 10 of this Announcement;

Closing Price means the closing middle market price of an RPC Share as derived from the daily official list of the London Stock Exchange;

CMA Phase 2 Reference means a reference of the Acquisition to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013;

Combined Group means the enlarged group following completion of the Acquisition comprising the Berry Group and RPC Group;

Companies Act means the Companies Act 2006;

Competition and Markets Authority or CMA means the UK Competition and Markets Authority (or any successor thereto);

Conditions means the conditions to the implementation of the Acquisition, as set out in Appendix I to this Announcement and to be set out in the Scheme Document;

Confidentiality Agreement means the confidentiality agreement described in paragraph 10 of this Announcement;

53ï59

Consideration has the meaning given to it in paragraph 2 of this Announcement;

Court means the High Court of Justice in England and Wales;

Court Meeting means the meeting or meetings of RPC Shareholders or any class or classes thereof to be convened by order of the Court pursuant to section 896 of the Companies Act (notice of which will be set out in the Scheme Document) for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof;

Court Order means the order of the Court sanctioning the Scheme under section 899 of the Companies Act;

Court Sanction Hearing means the hearing by the Court to sanction the Scheme under section 899 of the Companies Act;

Co-operation Agreement means the agreement dated 8 March 2019 between Berry, Berry Bidco and RPC relating, among other things, to the implementation of the Acquisition;

Credit Suisse means Credit Suisse International;

DB Schemes means the three defined benefit occupational pension schemes sponsored by the RPC Group, comprised of the RPC Scheme, the M&H Plan and the BPP Scheme;

Dealing Disclosure means has the same meaning as in Rule 8 of the Takeover Code;

Deutsche Bank means Deutsche Bank AG, London Branch;

Disclosure and Transparency Rules means the disclosure rules made by the FCA and forming part of the FCA’s handbook of rules and guidance, as amended from time to time;

Effective Date means the date on which either: (i) the Scheme becomes effective pursuant to its terms; or (ii) (if Berry Bidco elects, with the consent of the Panel, to implement the Acquisition by means of a Takeover Offer) the Takeover Offer becomes or is declared unconditional in all respects in accordance with the requirements of the Takeover Code, and Effective shall be construed accordingly;

Evercore means Evercore Partners International LLP;

Fairly Disclosed means the information fairly disclosed by or on behalf of RPC: (i) in the annual report and accounts of the RPC Group for the financial year ended 31 March 2018; (ii) in this Announcement; (iii) in any other announcement to a Regulatory Information Service by, or on behalf of RPC prior to the publication of this Announcement; or (iv) as otherwise specifically and fairly disclosed to Berry Bidco prior to the date of this Announcement;

FCA or Financial Conduct Authority means the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000 or any successor thereto;

54ï59

Forms of Proxy means the forms of proxy for use in connection with the Court Meeting and the RPC General Meeting (as applicable) which shall accompany the Scheme Document;

Jefferies means Jefferies International Limited;

Latest Practicable Date has the meaning given in paragraph 1 of Appendix II to this Announcement;

Listing Rules means the rules and regulations made by the Financial Conduct Authority in its capacity as the UKLA under the Financial Services and Markets Act 2000, and contained in the UKLA’s publication of the same name;

London Stock Exchange means London Stock Exchange Plc;

Long Stop Date means 15 October 2019 (or such later date as may be agreed in writing by Berry Bidco and RPC (with the Panel’s consent and as the Court may approve (if such approval(s) are required));

Market Abuse Regulation means Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014;

Member State means one of the member states of the European Union;

M&H Plan means the M&H Staff Pension Plan;

National Competition Authority means the competent competition authority of any Member State other than the UK, as defined in paragraph 3(a)(ii) of Part A of Appendix I to this Announcement;

Offer Document means should the Acquisition be implemented by way of a Takeover Offer, the offer document published by or on behalf of Berry Bidco in connection with the Takeover Offer containing, inter alia, the terms and conditions of the Takeover Offer;

Offer Period means the offer period (as defined by the Takeover Code) relating to RPC, which commenced on 10 September 2018;

Official List means the Official List maintained by the UKLA;

Opening Position Disclosure has the same meaning as in Rule 8 of the Takeover Code;

Panel means the Panel on Takeovers and Mergers;

PRA or Prudential Regulation Authority means the UK Prudential Regulation Authority or any successor regulatory body;

Registrar of Companies means the registrar of companies in England and Wales;

Regulation has the meaning given to it in paragraph 3(a)) of Part A of Appendix I to this Announcement;

Regulatory Information Service means any of the services set out in Appendix 1 to the Listing Rules;

55ï59

Restricted Jurisdiction means any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to RPC Shareholders in that jurisdiction;

Rothschild & Co means N M Rothschild & Sons Limited;

RPC means RPC Group Plc;

RPC Board means the board of directors of RPC or the RPC Directors collectively, as the context requires;

RPC Directors means the directors of RPC as at the date of this Announcement or, where the context requires, the directors of RPC from time to time;

RPC General Meeting means the general meeting of RPC Shareholders (including any adjournment thereof) to be convened in connection with the Scheme for the purpose of considering, and, if thought fit, approving, the RPC Resolutions;

RPC Group means RPC and its subsidiaries and subsidiary undertakings from time to time and, where the context permits, each of them;

RPC Group Executive Share Option Schemes means the 2003 RPC Group Unapproved Executive Share Option Scheme, the RPC Group 2013 Unapproved Executive Share Option Scheme, the RPC Group 2003 Approved Executive Share Option Scheme and the RPC Group 2013 Approved Executive Share Option Scheme;

RPC Meetings means the Court Meeting and the RPC General Meeting;

RPC Resolutions means such shareholder resolutions of RPC as are necessary to approve, implement and effect the Scheme and the Acquisition, including (without limitation) a resolution to amend the articles of association of RPC by the adoption of a new article (in terms approved by Berry Bidco) under which any RPC Shares issued or transferred after the RPC General Meeting shall either be subject to the Scheme or (after the Effective Date) shall be immediately transferred to Berry Bidco (or as it may direct) in exchange for the same consideration as is due under the Scheme;

RPC Scheme means the RPC Containers Limited Pension Scheme;

RPC Scheme MoU means the memorandum of understanding between Berry, Berry Bidco and the trustee of the RPC Scheme dated 7 March 2019, described further in paragraph 10 of this Announcement;

RPC Share Plans means the RPC Group Deferred Bonus Plan, the RPC Group 2003 Unapproved Executive Share Option Scheme, the 2013 Unapproved Executive Share Option Scheme, the RPC Group 2003 Approved Executive Share Option Scheme, the 2013 Approved Executive Share Option Scheme, the RPC Group 2008 Performance Share Plan, the RPC Group 2013 Sharesave Scheme, the RPC Group 2013 International Sharesave Scheme and the RPC Group 2018 Performance Share Plan;

RPC Shareholder means a registered holder of an RPC Share from time to time;

RPC Shares means the existing unconditionally allotted or issued and fully paid ordinary shares of 5 pence each in the capital of RPC and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes Effective;

56ï59

SAMR means the State Administration for Market Regulation in the People’s Republic of China;

Scheme means the proposed scheme of arrangement under Part 26 of the Companies Act between RPC and the RPC Shareholders to implement the Acquisition of RPC by Berry Bidco, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by RPC and Berry Bidco;

Scheme Document means the document to be dispatched to RPC Shareholders and persons with information rights setting out, among other things, the details of the Acquisition, the full terms and conditions of the Scheme and containing the notices convening the Court Meeting and the RPC General Meeting (including any supplementary scheme document);

Scheme Record Time the time and date specified as such in the Scheme Document;

Scheme Shareholder a holder of a Scheme Share;

Scheme Shares means:

(a)	the RPC Shares in issue at the date of the Scheme Document;

(b)	any RPC Shares issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

(c)	any RPC Shares issued at, or after, the Scheme Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, in each case excluding any RPC Shares held in treasury and any RPC Shares beneficially held by Berry Bidco or any other member of the Wider Berry Group;

Scheme Voting Record Time means the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 pm (London time) on the day which is two days before the Court Meeting or, if the Court Meeting is adjourned, 6.00 pm (London time) on the day which is two days before the date of such adjourned Court Meeting;

Significant Interest means in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights conferred by the equity share capital of such undertaking;

Takeover Code means the City Code on Takeovers and Mergers;

Takeover Offer means if, subject to the consent of the Panel and the terms of the Co-operation Agreement, the Acquisition is implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Berry Bidco to acquire the entire issued and to be issued ordinary share capital of RPC and, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

57ï59

Third Party means each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, agency (including any trade agency), association, institution, environmental body, employee representative body, or any other body or person whatsoever in any jurisdiction;

UKLA means the UK Listing Authority, being the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, or any successor thereto;

United Kingdom or UK means the United Kingdom of Great Britain and Northern Ireland;

United States or US means the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;

US Exchange Act means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

US GAAP means Generally Accepted Accounting Principles (United States);

US Securities Act means the United States Securities Act of 1933, and the rules and regulations promulgated thereunder;

VWAP means volume weighted average price;

Wells Fargo Securities means Wells Fargo Securities, LLC;

Wider Berry Group means Berry and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which RPC and/or such subsidiaries or undertakings (aggregating their interests) have a Significant Interest; and

Wider RPC Group means RPC and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which RPC and/or such subsidiaries or undertakings (aggregating their interests) have a Significant Interest.

For the purposes of this Announcement, subsidiary, subsidiary undertaking, undertaking and associated undertaking have the respective meanings given thereto by the Companies Act.

All references to pounds, pounds Sterling, Sterling, £, pence, penny and p are to the lawful currency of the United Kingdom.

All references to US$ are to the lawful currency of the United States.

All the times referred to in this Announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.

A reference to includes shall mean includes without limitation, and references to including and any other similar term shall be construed accordingly.

58ï59

All references to an enactment or statutory provision in any country shall be construed as a reference to any subordinate legislation, statutory instruments, orders, rules and regulations made or promulgated under the relevant enactment or statutory provision or deriving validity therefrom and shall be construed as a reference to that enactment, statutory provision, subordinate legislation, statutory instruments, orders, rules and regulations as extended, modified, consolidated, replaced or re-enacted from time to time.

This information is provided by RNS, the news service of the London Stock Exchange. RNS is approved by the Financial Conduct Authority to act as a Primary Information Provider in the United Kingdom. Terms and conditions relating to the use and distribution of this information may apply. For further information, please contact rns@lseg.com or visit www.rns.com.

END

59ï59